UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________
Form 8-K
_____________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 18, 2012
_____________________________________________________________
Forest City Enterprises, Inc.
(Exact name of registrant as specified in its charter)
_____________________________________________________________

Ohio (State or other jurisdiction of incorporation or organization)	1-4372 (Commission File Number)	34-0863886 (I.R.S. Employer Identification No.)

Terminal Tower, 50 Public Square Suite 1100, Cleveland, Ohio		44113
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 216-621-6060

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On December 18, 2012, Forest City Enterprises, Inc. (the “Company”) completed an exchange of $75,724,050 in aggregate amount of liquidation preference, or 1,514,481 shares, of the Company's outstanding Series A Cumulative Perpetual Convertible Preferred Stock (the “Preferred Stock”) for 5,008,231 shares of the Company's Class A common stock, par value $0.33 1/3 per share (the “Class A Common Stock”), a cash payment of $5,188,099 for additional exchange consideration, including the dividend that would have been payable on March 15, 2013, and cash in lieu of fractional shares. The exchange transaction was made pursuant to separate, privately negotiated exchange agreements with certain holders of the Preferred Stock. The Company previously announced the exchange transaction on a Form 8-K filed with the Securities and Exchange Commission on December 14, 2012.

The Company issued the Class A Common Stock in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. Shares of the Company's Class A Common Stock issuable upon the exchange of the Convertible Senior Notes have been listed on the New York Stock Exchange.

Item 8.01. Other Events.

On December 20, 2012, the Company issued a press release announcing that its Board of Directors had approved a $100 million common share repurchase program to replace its prior repurchase program. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference into this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number		Description
99.1	—	Press Release of Forest City Enterprises, Inc., dated December 20, 2012 announcing the common share repurchase program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST CITY ENTERPRISES, INC.

Date:	December 20, 2012	By:	/s/ ROBERT G. O'BRIEN
		Name:	Robert G. O’Brien
		Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number		Description
99.1	—	Press Release of Forest City Enterprises, Inc., dated December 20, 2012 announcing the common share repurchase program.